                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Rock Financial Corporation:

     We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP

Detroit, Michigan

April 10, 1998